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                                                        Confidential Treatment


                                                               EXHIBIT 10.8(a)



                              FIRST AMENDMENT TO
                        COAL TRANSPORTATION AGREEMENT
                        BIRCHWOOD COGENERATION PROJECT

        THIS FIRST AMENDMENT ("Amendment"), dated as of the 28th of April, 1994, to the Coal Transportation Agreement dated as of the 22nd day of July, 1993 (the "Agreement"), between BIRCHWOOD POWER PARTNERS, L.P., a Delaware limited partnership ("BPP") and ER&L-BIRCHWOOD, INC., a Delaware corporation ("ERLB").

        WHEREAS, BPP and ERLB have entered into the Agreement which provides, among other things, that the rail carrier serving BPP shall provide locomotives and BPP shall man the locomotives while Unit Trains are unloaded by BPP at the Facility;

        WHEREAS, BPP now desires to provide locomotives while unloading Unit Trains;

        WHEREAS, BPP desires to make certain changes to the confidentiality provisions of the Agreement and ERLB is willing to do so;

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

        1. Definitions. Definitions provided in the Agreement shall have the same meaning when used in this Amendment.

        2. Deletion of Definition. Section 1 is amended by deleting therefrom the definition of "Locomotive Lease Agreement."

        3. Filing with the ICC. Section 2.6 is deleted and the following substituted therefor:

                        Promptly upon execution of the Amendment hereto dated
                April 28, 1994 (the "Amendment"), and in no event later than sixty (60) days after execution, ERLB shall enter into a railroad transportation contract with CSXT and any other necessary or desirable Underlying Carriers to transport Coal under the Agreement and the Amendment, shall arrange with CSXT to file an appropriate contract summary thereof with the ICC and shall take all necessary steps to cause the contract between ERLB and CSXT to be approved promptly by the ICC including, but not limited to, filing any supplemental information requested by the ICC and diligently contesting any challenge to ICC approval. ERLB shall give to BPP a true copy of the contract summary after it has been filed with the ICC.



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        4.      Rates.  The last sentence of Section 3.1. is deleted and the following substituted therefor:

                This rate includes providing Railcars for transporting
                Coal.

        5. Railcars and Locomotives. The last sentence of Section 6.2 is deleted.

        6. Placement at the Facility. Section 6.7 is deleted and the following substituted therefore;

                        Subject to the execution of a Sidetrack Agreement
                between BPP and CSXT, ERLB shall arrange with the Underlying Carrier to transport trainload shipments of Coal onto and over the tracks at the Facility designated by BPP. Thereafter the locomotives of the Underlying Carrier shall disconnect from the Unit Train and BPP shall be responsible to switch and arrange the Railcars of the Unit Train by BPP's own locomotive while
                BPP unloads the Railcars at the Facility. After the Railcars are unloaded, BPP shall reassemble the empty cars of the Unit Train, place all Railcars in the same direction as when tendered under load, hook up all air hoses and take all reasonable safety and operating steps to allow the Underlying Carrier to pull the Unit Train from the Facility. BPP warrants that its crews will be fully and adequately trained and thoroughly familiar with BPP's locomotive and the Railcars and will fully indemnify the Underlying Carrier and ERLB for any damage arising from train operations while a train is in BPP's control or possession.

        7. Demurrage. Sub-section 6.8.1 of Section 6.8 is deleted and the following substituted therefor:

                   6.8.1. Unit Train Shipments. Subject to the exceptions hereafter provided, twenty-four (24) hours' free time will be allowed for unloading all Railcars in Unit Train shipments, except as to Straggler Cars. Free time will begin at the time of actual or constructive placement of the train onto BPP's private industrial tracks on the Facility premises. Actual placement is made when Railcars are placed at the private industrial

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              track at the Facility's premises designated by BPP as the delivery tracks. If such actual placement is prevented due to any cause attributable to BPP, the Railcars shall be considered constructively placed. When the Railcars are held short of the Facility, notice shall be sent or given BPP in writing, by telephone, by telecopy, or in a manner otherwise agreed to, that shipments are held under constructive placement. After expiration of the free time, BPP shall be assessed and pay detention charges of [xxx] dollars ($[xxx]) per car per day (twenty-four (24) hours), or fraction thereof, including Saturdays, Sundays and holidays for each Railcar until the last Railcar is unloaded and released to the Destination Carrier, provided that when at the time of actual or constructive placement lading is frozen so as to require heating, thawing or loosening to unload, the twenty-four
              (24) hours free time for unloading will be extended an additional twenty-four (24) hours, and provided further charges shall not accrue for time when BPP is prevented from unloading due to CSXT's act or omission. BPP shall, prior to the expiration of five (5) days after the date on which car or cars were released, send or give the Destination Carrier's agent a written statement stating by Railcar initial and number, the day or days during which any time was expanded in heating, thawing or loosening the lading to unload the Railcar or Railcars, or in which BPP was unable to unload due to CSXT's act or omission. It is understood that for operating and cost reasons all Railcars of the unit train must be transported at one time, and, therefore, demurrage charges shall be assessed as to all Railcars in a shipment until the last
              Railcar is unloaded and released, except in the case of "bad order" Railcars, which will not be required to be unloaded and released in order to avoid or end demurrage charges. Unloading and release requires notice by BPP given to authorized personnel of the Destination Carrier in writing, by telephone, telecopy or in a manner otherwise agreed to in writing, that cars are unloaded and available to the Destination Carrier. Railcars will be considered released on the date and time the notice is received by the Destination Carrier. Such notice must

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------------
[xxx] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.




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        include the identity of BPP, the person furnishing data and the train symbol. The charges provided herein shall escalate at the same time and by the same method as detention and/or demurrage charges of the Underlying Carrier are escalated. It is understood that said charges currently are published in freight tariff ICC CSXT 8200.

8. Confidentiality. Section 9.5 is deleted and the following substituted therefor:

                9.5 Confidentiality. Each Party shall retain all information obtained hereunder in strict confidence and shall not use or disclose it to any person or entity not a party hereto, except (a) for any information which (i) is at the time of such disclosure known to the public or thereafter becomes so known, through no violation by such Party of this Agreement; (ii) such Party can demonstrate that such information was in its possession prior to disclosure hereunder, or under any prior agreements or negotiations between the Parties hereto; or (iii) is required by law to be so disclosed; and (b) BPP may provide a copy of this Agreement to the purchasers of electricity and steam to be generated by the Facility, under a written confidentiality agreement as long as all pricing information is deleted from the Agreement so provided; and (c) ERLB may provide such information to CSXT so long as CSXT maintains the confidentiality of such information; and (d) BPP shall have the right to disclose such information (i) to any parties providing (or contemplating providing) financing or refinancing for its purchase, construction, operation, ownership or modification of the Facility or otherwise loaning funds to or investing in BPP or BPP's securities; and (ii) to any permitted assign of BPP described in
        Section 9.6 of the Agreement; and provided, further, that the Parties shall have the right to disclose such information when requested or required by a court or government agency or by subpoena issued in a judicial or administrative proceeding or by arbitration proceedings under this Agreement. The Parties hereby acknowledge that certain cost and physical property information related to fuel purchases


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       and transportation are or may be routinely reported to state regulatory agencies, the Federal Energy Regulatory Commission and the Environmental Protection Agency and are or may be used by Buyer's consultants to make economic forecasts. Notwithstanding the foregoing, if any Party communicates information to a third party, including but not limited to affiliates, lenders, lessors, attorneys, consultants and other representatives the disclosing Party shall be responsible for such third party's disclosures. The provisions of this Section 9.5 shall survive termination of this Agreement for a period of three (3) years.

     IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the day and year first written above.


ER&L-BIRCHWOOD, INC.                      BIRCHWOOD POWER PARTNERS, L.P.
                                          by SEI BIRCHWOOD, INC.
                                            a General Partner

By: /s/ Derrick W. Smith                  By: /s/ R.S. Shepard
   ----------------------                    ---------------------------
        Derrick W. Smith                          R.S. Shepard
        General Manager                           Vice President


BIRCHFIRST






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